WHOLESALE SOLUTIONS SWITCHED SERVICES AGREEMENT


THIS AGREEMENT (the "Agreement") is entered into by and between SPRINT COMMUNICATIONS COMPANY L.P. ("Sprint"), and GTC TELECOM ("Customer"). Sprint and Customer are "Parties" hereto.

In consideration of the mutual promises contained herein, the Parties agree as follows:

1.  DEFINITIONS.  Capitalized  terms  appearing  in  bold  print  are defined in
EXHIBIT  1.

2. CONFIDENTIALITY. During the TERM and thereafter, neither Party shall disclose any terms of this Agreement, including pricing, or PROPRIETARY INFORMATION of the other Party. PROPRIETARY INFORMATION shall remain the property of the disclosing Party. A Party receiving PROPRIETARY INFORMATION shall: (i) use or reproduce such information only when necessary to perform this Agreement; (ii) provide at least the same care to avoid disclosure or unauthorized use of such information as it provides to protect its own PROPRIETARY INFORMATION; (iii) limit access to such information to its employees or agents who need such information to perform this Agreement; and (iv) return or destroy all such information, including copies, after the need for it has expired, upon request of the disclosing Party, or upon termination of this Agreement.

Because of the unique nature of PROPRIETARY INFORMATION, a breach of this paragraph may cause irreparable harm for which monetary damages may be inadequate compensation. Accordingly, in addition to other available remedies, a Party may seek injunctive relief to enforce this paragraph.

3. TERM. The TERM is specified in ATTACHMENT A and will begin on the COMMENCEMENT DATE. "COMMENCEMENT DATE" means the first day of the first billing month after the Parties sign this Agreement, if Customer signs and returns this Agreement to Sprint's Wholesale Market and Business Analysis Group by the 8th day of the current billing month. If the parties meet the requirements of the preceding sentence, the Agreement's pricing will be effective on the later of:
(a) the date Customer signs this Agreement; or (b) the date that is 45 days before the Commencement Date. Pricing on invoices may be reflected as a credit(s) for any usage prior to systemic billing implementation. Except for pricing, all other arrangements under this Agreement will take effect on the COMMENCEMENT DATE. If Customer fails to sign and return this Agreement to Sprint by the 8th day of the current billing month, the COMMENCEMENT DATE will be the first day of the second billing month following the month in which Sprint executes this Agreement.

4.  TERMINATION  FOR  CAUSE.

4.1. A Party may terminate this Agreement upon the other Party's failure to cure any of the following within 30 days following written notice thereof: (a) the (i) insolvency, corporate reorganization, arrangement with creditors, receivership or dissolution of the other Party; or (ii) institution of bankruptcy proceedings by or against the other Party; (b) Customer's assignment or attempted assignment of the Agreement or any interest therein, except as permitted by Paragraph 24 hereof; (c) change in majority ownership of Customer without Sprint's prior written consent, which consent shall not be unreasonably withheld; (d) a final order by a government entity with appropriate jurisdiction that a SERVICE or the relationship hereunder is contrary to law or regulation; or (e) material breach of any other provision of this Agreement not otherwise referred to in Paragraph 4.

4.2. If Customer fails to cure a breach as provided in Paragraph 8 or if Customer breaches a provision of Paragraph 17 or 18, Sprint may, at its option and in addition to other remedies available in law or equity, take one or more of the following steps: (i) refuse to accept additional orders for SERVICE;
(ii) refuse to install new SERVICE types or SERVICE locations; (iii) disconnect or block ANIs, circuits, or other SERVICE ELEMENTS; (iv) discontinue PROMOTIONAL DISCOUNTS and or international discount rates for SERVICEs provided until such time as Customer is in full compliance with this Agreement; and/or (v) terminate this Agreement without notice.

4.3. Customer may terminate the Agreement upon 30 days written notice if Sprint fails to cure any non-compliance with subparagraph 16.2 of this Agreement.

4.4. Upon termination of this Agreement a Party may recover from the other all sums it is owed at the time of termination.

5.  TERMINATION  WITHOUT  CAUSE;  EARLY  TERMINATION  CHARGE.

5.1. Customer may terminate this Agreement at any time without cause upon 90 days prior written notice to Sprint and payment to Sprint of the EARLY TERMINATION CHARGE described in Subparagraph 5.2. SERVICE will be discontinued the first business day of the fourth month after such notice of termination.

5.2. SPRINT WHOLESALE SOLUTION BASE RATES and PROMOTIONAL DISCOUNTS are based on Customer's agreement to purchase SERVICE for the entire TERM. It is difficult if not impossible to calculate Sprint's loss if Customer terminates the Agreement pursuant to Subparagraph 5.1 or breaches the Agreement prior to the end of the TERM. Therefore, to compensate Sprint for such loss, and not as a penalty, Customer shall pay Sprint an EARLY TERMINATION CHARGE in the event of such termination or breach. The EARLY TERMINATION CHARGE shall equal 50% of the sum of the MINIMUM COMMITMENT for each month remaining in the TERM when SERVICE is discontinued pursuant to Subparagraph 5.1 or terminated due to Customer's breach. The EARLY TERMINATION CHARGE shall be paid within 30 days after the notice provided pursuant to Subparagraph 5.1.

6.  APPLICATION  OF  TARIFFS  AND  SPRINT  SCHEDULES;  INTERSTATE  ADJUSTMENT.

6.1. Interstate and international SERVICE shall be provided pursuant to this Agreement and SPRINT SCHEDULES. The Parties intend for the terms and conditions of this Agreement and the SPRINT SCHEDULES to be consistent with one another, and any interpretation should be made so as to avoid any inconsistency to the extent possible. In the event of a conflict, between this Agreement's terms and conditions and the SPRINT SCHEDULES, this Agreement's terms and conditions will control. The fact that a condition, right, obligation or other term appears in this Agreement's terms and conditions, or in the SPRINT SCHEDULES, but not in each, will not be interpreted as, or be deemed grounds for finding, a conflict.

6.2. Intrastate SERVICE is provided pursuant to TARIFF in every respect. PROMOTIONAL DISCOUNTS will not apply to intrastate SERVICE. An INTERSTATE ADJUSTMENT may be applied based on intrastate usage as provided in ATTACHMENT D. The INTERSTATE ADJUSTMENT shall be based on intrastate usage at the PRODUCT HIERARCHY LEVEL and will equal the difference between (a) such usage priced at TARIFF less TARIFF discounts and (b) such usage priced at the INTERSTATE ADJUSTMENT RATE in ATTACHMENT D less DISCOUNT ONE discounts. The INTERSTATE ADJUSTMENT for a given month shall not exceed interstate billing for such month.

6.3. Customer shall pay all applicable TARIFF and SPRINT SCHEDULE charges including, but not limited to, fixed charges, feature charges, enhanced Toll Free charges, access facility charges, and installation and other non-recurring charges. Additionally, Customer will pay, in accordance with applicable TARIFFS and SPRINT SCHEDULES, any taxes, levies, surcharges, or other costs that Sprint is obligated to pay to any governmental entity or other third party, provided that (i) such obligation is imposed by valid and lawful legislation or regulation, and (ii) such obligation arises out of the use of Sprint's services.

6.4. Sprint may modify or withdraw TARIFFS or SPRINT SCHEDULES from time to time, which may include discontinuation of any SERVICE without Sprint's liability. In the event that a SERVICE is discontinued and such discontinuation materially and adversely affects Customer's ability to do business as anticipated in this Agreement, then Customer may terminate this Agreement upon thirty (30) days written notice to Sprint without liability for the EARLY TERMINATION CHARGE, but must repay to Sprint a prorata portion of any credits issued under this Agreement, based on the number of months remaining in the TERM.

6.5. In the event Sprint withdraws its filed TARIFFS or SPRINT SCHEDULES the TARIFF or SPRINT SCHEDULES (as applicable) terms and conditions in effect on the date of such withdrawal will continue to apply to this Agreement. After withdrawal of the applicable TARIFFS or SPRINT SCHEDULES, the terms of this Agreement will control over any inconsistent provision in the former TARIFFS or SPRINT SCHEDULES, subject to standard contract interpretation rules. TARIFFS or SPRINT SCHEDULES not withdrawn shall continue to have the same force and effect.

7. RELATIONSHIP OF PARTIES. Neither this Agreement nor the provision of SERVICE may be construed to constitute or create an association, joint venture, partnership or other form of legal entity or business enterprise between Customer and Sprint, its agents, employees and/or affiliates. Customer is the service provider with respect to END USERS. Sprint is merely a supplier to Customer with no relationship to END USERS.

8.  USE  OF  NAME  AND  MARKS.

8.1 This Agreement confers no right to use the name, service marks, trademarks, copyrights, patents or CIC of either Party except as expressly provided herein. Neither Party shall take any action which would compromise the registered copyrights or service marks of the other. Sprint's name is proprietary and nothing herein constitutes a general license authorizing its use. Customer may not: (a) promote or advertise Sprint's name or capabilities to END USERS or prospective END USERS; (b) attempt to sell its service using Sprint's name; or
(c) represent to END USERS or prospective END USERS that they would be Sprint customers or that they may obtain Sprint service from Customer.

8.2 Sprint shall provide Customer written notice of a breach of this paragraph. Customer shall use its best efforts to immediately cure such breach, advising Sprint of such corrective action. If, in Sprint's opinion, Customer fails to effect a cure within 15 days of Sprint's notice, then Sprint may, at its option, terminate the Agreement pursuant to Subparagraph 4.2.

8.3 Sprint's provision of Switched Outbound SERVICE may result in END USERS being notified by their LEC that Sprint is their designated PIC. Therefore, to avoid confusion and potential "slamming" complaints, Sprint hereby authorizes Customer to use Sprint's name under the following conditions to provide END
USERS from whom Customer has obtained a PIC AUTHORIZATION with a fulfillment piece containing the following Notice (the "Notice"):

We want to affirm how ___ will provide your long distance service. Although ___ will provide your invoice and customer service, we use major national carriers to actually carry your long distance calls.

After subscribing to our service, you may receive a notice from your local phone company which says that your long distance "Carrier of Choice" is Sprint. ___ has selected Sprint as the long distance network provider it will use to handle your calls. That selection was based on your quality and price requirements. If you have any questions about your order, please call our toll free customer service number, 1- -___-____.

8.4 If Customer subscribes to Switched Outbound, calls placed by END USERS to the Sprint access number will be answered "Sprint operator." This may cause confusion if the END USER does not know its calls are being carried on the Sprint network. Therefore, to avoid such confusion, Sprint hereby authorizes Customer to provide END USERS who use Sprint Express with a fulfillment piece containing the following notice (the "Sprint Express Notice"): "International call origination may be provided by a Sprint operator." Sprint may withdraw consent to use the Sprint Express Notice upon 10 days written notice.

9.  SERVICE.  SERVICES  provided  hereunder  are  described  in  EXHIBIT  2.

10.  LEGAL  COMPLIANCE;  REMEDIES  FOR  NON-COMPLIANCE.

10.1 Customer represents and warrants that (a) it has obtained appropriate certificates of public convenience and necessity, licenses and all required regulatory approvals and that it is legally authorized to provide service as contemplated under the terms and conditions of this Agreement and (b) it will immediately notify Sprint in the event such certificates of public convenience and necessity, licenses or other required regulatory approvals should be revoked, suspended or, for whatever reason, cease to be effective.

10.2 Customer's failure to comply with paragraph 10.1 above will constitute a material breach of this Agreement and Sprint may reject END USER ANIS submitted by Customer for placement under its account and/or terminate this Agreement immediately. Sprint will resume accepting ANIS only after Customer produces evidence satisfactory to Sprint that it is in compliance with paragraph 10.1.

11.CUSTOMER  DUTIES,  OBLIGATIONS  AND  RESPONSIBILITIES.

11.1 Customer will not be relieved of any duty, obligation or responsibility hereunder due to the fact that SERVICE is ultimately provided to END USERS.

11.2 Customer represents and warrants that it will comply with all applicable laws and applicable rules and regulations promulgated by federal and state regulatory agencies, including, but not limited to, those concerning interexchange carrier selection. Customer represents and warrants that it will not submit to Sprint an END USER ANI for activation without obtaining and maintaining a proper PIC AUTHORIZATION that complies with all applicable federal and state laws, rules and regulations. Customer shall produce for Sprint's inspection, at Customer's expense, any PIC AUTHORIZATION within 48 hours after Sprint's oral or written request, or within any shorter period required by a LEC or regulatory agency.

11.3 Customer's failure to comply with paragraph 11.2 above will constitute a material breach of this Agreement and Sprint may refuse to activate additional ANIS under Customer's account and/or terminate this Agreement immediately. Sprint will resume accepting ANIS only after Customer produces evidence satisfactory to Sprint that it is in compliance with paragraph 11.2.

11.4 Customer will reimburse Sprint for any charge assessed by a LEC for processing a PIC change due to a Customer initiated dispute.

11.5 Customer will defend at Sprint's request, indemnify and hold harmless Sprint and each of its officers, directors, employees and agents against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation, all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, "Damages") arising out of, resulting from or based upon any pending or threatened complaint, claim, action, proceeding or suit by any third party (a "Claim") alleging Customer's violation of any law or any rule or regulation of a federal or state regulatory agency, including, but not limited to, those laws, rules and regulations with respect to the unauthorized switch of an END USER'S preferred interexchange carrier ("slamming").

11.6 Customer will be solely responsible for END USER solicitation, service requests, creditworthiness, customer service, billing and collection. Customer remains responsible for compliance with all terms and conditions of this Agreement, including, but not limited to, payment responsibilities, without regard to Customer's ability to charge for SERVICES used by END USERS or to collect payment from END USERS.

11.7 Customer will be financially responsible for usage generated by each END USER ANI activated by Sprint until such ANI is presubscribed to another IXC. Customer may request Sprint to block NETWORK EXTENSION SERVICE to an ANI upon the END USER'S failure to pay Customer, subject to Customer's prior certification to Sprint that it has given the END USER any notice required by any applicable statute, rule or regulation. Customer will reimburse Sprint for expenses incurred to block an ANI.

11.8 Customer will be solely responsible for amounts it cannot collect from END USERS, including all fraudulent charges and for billing adjustments it grants END USERS, including adjustments for fraudulent charges, directory assistance or any other form of credit.

11.9 Customer will comply with Sprint's network interface procedures when it orders it own access facilities.

11.10 The minimum installation and disconnect intervals for switched SERVICE ELEMENTS is 15 calendar days and for dedicated SERVICE ELEMENTS is 35 calendar days.

12. SERVICE ACTIVATION. Sprint will use reasonable efforts to provide switched SERVICE within 15 days, and dedicated SERVICE within 30 days, following Customer's order, or the requested delivery date, whichever is later. These installation objectives will be extended by the time it takes to address activation errors or obtain from Customer a complete and accurate order or PIC AUTHORIZATION. Customer shall reimburse Sprint for LEC imposed fees resulting from a request to expedite SERVICE.

13.  PRICING;  FORWARD  PRICING;  GENERAL  CONDITIONS.

13.1. Pricing. SPRINT WHOLESALE SOLUTION BASE RATES and PROMOTIONAL DISCOUNTS are contained in the ATTACHMENTS hereto.

13.2. Prices in Lieu of Other Discounts. SPRINT WHOLESALE SOLUTION BASE RATES and PROMOTIONAL DISCOUNTS are extended in lieu of any other TARIFF, SPRINT SCHEDULE or contractual discount, special pricing, or discount term plan. Discounts upon discounts are only permitted if expressly provided for herein.

13.3. Prices Contingent on Performance. SPRINT WHOLESALE SOLUTION BASE RATES and PROMOTIONAL DISCOUNTS are contingent on Customer's full performance of all terms of the Agreement. If Customer fails to pay the undisputed portion of an invoice pursuant to Paragraph 17, Sprint may, at its option and in addition to other remedies available in law or equity, take one or more of the following steps: (i) refuse to accept additional orders for SERVICE; (ii) refuse to install new SERVICE types or SERVICE locations; (iii) disconnect or block ANIs, circuits, or other SERVICE ELEMENTS for which full payment has not been made; and/or (iv) discontinue PROMOTIONAL DISCOUNTS for SERVICEs provided until such time as Customer is in full compliance with Paragraph 17 of this Agreement.

13.4. Per Minute Charges. SPRINT WHOLESALE SOLUTION BASE RATES are invoiced based on PER MINUTE CHARGES utilizing the RATE PERIODS and BILLING INCREMENTs in ATTACHMENT B.

13.5. Non-Bell Switched Origination, Termination and Toll Free Origination Charges. Customer shall pay the charges specified in ATTACHMENT B for each originating minute and each terminating minute of an interstate call that originates and/or terminates in a NON-BELL SERVICE AREA.

13.6. Switched Origination, and Termination Charges. Customer shall pay the charges specified in ATTACHMENT B for each originating minute and each terminating minute of an interstate call.

13.7. Promotional Pricing Levels. Customer will receive DISCOUNT ONE and DISCOUNT TWO discounts applied only to RATE ELEMENTs as provided in ATTACHMENTs C and D.

13.8. Forward Pricing. As a transition to the pricing hereunder, DISCOUNT TWO discounts may be based for a period of time on the greater of Customer's actual DISCOUNT TWO MONTHLY VOLUME OF SERVICE or a specified FORWARD PRICING VOLUME OF SERVICE. The FORWARD PRICING VOLUME OF SERVICE and the period during which it may be applied are specified in ATTACHMENT A.

14.  SURCHARGES.

14.1. Minimum Commitment Surcharge. For any period during which Customer fails to meet the MINIMUM COMMITMENT stated on ATTACHMENT A, Customer shall pay a surcharge for SERVICE provided during such period equal to 25% of the difference between the MINIMUM COMMITMENT for such period and Customer's actual NET USAGE during such period. Customer's satisfaction of the MINIMUM COMMITMENT shall not relieve Customer of any credit or security obligations set forth in this Agreement.

14.2. LEC Cap Surcharge. Any month Customer exceeds the MAXIMUM NON-BELL TRAFFIC PERCENTAGE specified in ATTACHMENT B for any SERVICE type, Customer shall pay Sprint the per minute surcharge for such SERVICE specified in ATTACHMENT B for each minute above the MAXIMUM NON-BELL TRAFFIC PERCENTAGE that originates from or terminates to a NON-BELL SERVICE AREA. MAXIMUM NON-BELL
TRAFFIC PERCENTAGES will be calculated independently for originating and terminating minutes at each PRODUCT HIERARCHY LEVEL.

14.3. Minimum Average Time Requirement Surcharge. Any month Customer fails to equal or exceed the MINIMUM AVERAGE TIME REQUIREMENT specified in ATTACHMENT B for SERVICES specified in ATTACHMENT B, then Customer shall pay Sprint a per minute surcharge on such usage equal to (a) the per minute surcharge specified in ATTACHMENT B multiplied by (b) the difference between (i) the number of minutes the SERVICE was used and (ii) the number of calls using the SERVICE multiplied by the MINIMUM AVERAGE TIME REQUIREMENT. This surcharge shall be calculated at each PRODUCT HIERARCHY LEVEL.

14.4. Noncomplete Call Surcharge. Any month Customer exceeds the MAXIMUM NONCOMPLETE TOLL FREE CALL PERCENTAGE for interstate Dedicated Toll Free, Toll Free Extension, and/or interstate Switched Toll Free traffic as stated on ATTACHMENT B, Customer shall pay Sprint a surcharge equal to the amount stated in ATTACHMENT B for each NONCOMPLETE TOLL FREE CALL in excess of the MAXIMUM NONCOMPLETE TOLL FREE CALL PERCENTAGE. This surcharge shall be calculated at each PRODUCT HIERARCHY LEVEL.

14.5. Minimum Port Usage Surcharge. Any month Customer fails to equal or exceed the MINIMUM PORT USAGE per ACTIVE DEDICATED OUTBOUND PORT (calculated as Customer's actual NET USAGE for Dedicated Outbound SERVICE divided by Customer's total number of ACTIVE DEDICATED OUTBOUND PORTs at each PRODUCT HIERARCHY LEVEL) as stated on ATTACHMENT A, Customer shall pay Sprint a surcharge on its Dedicated Outbound SERVICE usage equal to the difference between (a) Customer's actual NET USAGE for Dedicated Outbound SERVICE and (b) the MINIMUM PORT USAGE multiplied by the total number of ACTIVE DEDICATED OUTBOUND PORTS.

15.  SERVICE  CHARGES.

For each END USER ANI or Toll Free number Customer submits for activation that requires Sprint to disconnect or transfer such ANI or Toll Free number from Sprint's data base before placing it within Customer's CTIS hierarchy, Customer will pay to Sprint a service charge of $25.00. Notwithstanding the foregoing, the service charge described in this paragraph 15 will be waived if such ANIs, or Toll Free numbers do not exceed 15% of the total ANIs or Toll Free numbers submitted by Customer during the immediately preceding ninety (90) days.

16.  SPECIAL  RATE  ADJUSTMENTS.

16.1. Sprint may adjust the price of SERVICE provided hereunder to reflect changes in international cost of service or currency exchange rates. Price decreases will be effective as stated in notice to Customer or immediately upon notification if no specific effective date is noted. Price increases will be effective upon 5 days' notice to Customer.

16.2. Sprint will unilaterally amend ATTACHMENT B switched origination and switched termination access charges effective on the first day of January and July. The adjustment will consider increases and/or decreases in statewide average minute of use originating and terminating interstate LEC access charges imposed on Sprint during a measurement period ending approximately ninety (90) days prior to the effective date of the amendment. Customer will pay amended ATTACHMENT B charges for SERVICE usage beginning on the effective date of the amendment until the effective date of the succeeding amendment. ATTACHMENT B charges apply only to those SERVICEs identified in ATTACHMENT B, paragraph B.13.6.

17.  PAYMENT  FOR  SERVICE.

17.1. Payment Obligation. Customer shall pay Sprint for SERVICE pursuant to the terms of this Agreement and applicable TARIFFS and SPRINT SCHEDULES.

17.2. Call Detail. Sprint will provide Customer with a Carrier Transport Call Detail Record file containing Customer's SERVICE usage. Sprint may, at its option and without liability to Customer, modify the format of the Carrier Transport Call Detail Record file upon sixty (60) days written notice to Customer.

17.3. Payment Procedure. Sprint will invoice Customer monthly for SERVICEs provided hereunder. Invoices shall be due and payable upon thirty days from invoice date. All undisputed charges for SERVICEs provided that remain unpaid by Customer for a period of thirty (30) days or more after the date of the invoice will be subject to interest from the date of the invoice at a rate of up to one and one-half percent (1-1/2%) per month, or the maximum rate allowable by applicable law. If Customer fails to pay for services in accordance with the terms set forth in this Section, Sprint may, at its option and in addition to other remedies available in law or equity, take one or more of the following steps: (i) refuse to accept additional orders for SERVICE; (ii) refuse to install new SERVICE types or SERVICE locations; (iii) disconnect or block ANIs, circuits, or other SERVICE ELEMENTS for which full payment has not been made; and/or (iv) discontinue PROMOTIONAL DISCOUNTS for SERVICEs provided until such time as Customer is in full compliance with this Paragraph 17. The price of SERVICE is exclusive of applicable taxes. RESALE SOLUTION BASE RATES and PROMOTIONAL DISCOUNTS are contingent on Customer providing Sprint with certificates from appropriate taxing authorities exempting Customer from taxes that would otherwise be invoiced hereunder.

17.4. Billing Disputes. In the event Customer, in good faith, disputes Sprint's computation of amounts due and owing within all applicable legal periods of limitation, Customer may withhold payment of the disputed amount. Customer must pay all charges which are not in dispute in accordance with the payment terms set forth in this Section. An amount will not be considered "in dispute" until Customer has provided Sprint with written documentation explaining the disputed amount and describing the factual and legal basis of the dispute. Customer must cooperate with Sprint to resolve any dispute expeditiously. All disputed amounts are due and payable immediately upon Sprint's written denial of the dispute.

18. PAYMENT SECURITY. Provision of SERVICE is contingent on credit approval by Sprint. Upon request by Sprint, Customer shall provide Sprint with financial statements or other indications of Customer's financial and business circumstances. If Customer's financial or business circumstances or payment history is or, during the TERM, becomes unacceptable to Sprint, then Sprint may require a deposit, irrevocable letter of credit or other form of security acceptable to Sprint. Customer's failure to provide such security within 10 days following Sprint's reasonable request shall constitute a default under Subparagraph 4.2.

19. PROPERTY AND PERSONAL INJURY INDEMNIFICATION. Each Party agrees to indemnify, hold harmless, and defend the other Party, its directors, officers, employees, agents and their successors and assigns from and against any and all claims, demands, causes of action, losses, damages, expenses or liabilities, including costs and reasonable attorney's fees, arising out of claims made by third parties for personal injury (or death) or loss or damage to personal property, arising out of or related to the negligent or willful misconduct, errors or omissions, of the indemnifying Party or its subcontractors, directors, officers, employees, agents or representatives. Claims made by employees of a Party which are covered under applicable workers' compensation laws are not indemnified hereunder.

20. PROPRIETARY RIGHTS INDEMNITY. If Customer is made the subject of any claim or lawsuit by reason of its use of the SERVICEs provided hereunder based on the allegation that the SERVICE as provided by Sprint constitutes an infringement of any third party patent, copyright or trade secret, enforceable in countries ratifying the Berne Convention, Customer will promptly notify Sprint thereof in writing. Sprint will defend and indemnify Customer against all such claims, demands, and causes of action based on the actual or alleged infringement of any such third party right. The indemnities set forth in this Section will include, without limitation, all penalties, awards and judgments, all court and arbitration costs, attorney's fees and other out-of-pocket costs reasonably incurred in connection with such claims, demands and causes of action. Sprint will have sole discretion to settle or compromise such claim or lawsuit without the written consent of Customer provided that such settlement or compromise does not require Customer to make any payment not indemnified. Sprint will have the sole right to retain and select counsel to represent its interests in defending any such claim or litigation as part of its indemnification obligation hereunder. Sprint will not reimburse Customer for its attorneys' fees and costs in connection with Customer's separate retention of counsel, unless Sprint will have wrongly failed to defend and indemnify Customer.

If any action results in a final injunction against Customer with respect to the SERVICEs provided pursuant to this Agreement, Sprint agrees that it will at its option and its sole expense, either (1) procure for Customer the right to continue using the infringing SERVICEs or (2) replace or modify the same so that it becomes non-infringing or (3) substitute for the SERVICEs non-infringing replacement SERVICEs having a capability equivalent to the SERVICEs provided herein. If none of the foregoing alternatives is reasonably available to Sprint, then Customer will have the right to terminate the affected portions of this Agreement. Sprint will have no liability under this indemnity provision to the extent the claim is based on a use, a modification, or a combination of Sprint SERVICEs with products, goods or services not directly provided by Sprint.

21.  LIMITATION  OF  LIABILITY.

21.1 SPRINT'S ENTIRE LIABILITY RESULTING FROM ITS FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT IN NO EVENT WILL EXCEED AN AMOUNT EQUAL TO THE NET USAGE CHARGES PAID TO SPRINT BY CUSTOMER DURING THE THREE (3) MONTHS IMMEDIATELY PRECEDING THE EVENT OUT OF WHICH THE LIABILITY AROSE. SPRINT WILL NOT BE LIABLE FOR ANY UNAVOIDABLE DAMAGE TO CUSTOMER'S PREMISES.

21.2 IN NO EVENT WILL SPRINT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT. INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS OR REVENUES AND LOSS OF BUSINESS OPPORTUNITY, WHETHER OR NOT SPRINT WAS AWARE OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

21.3     WITH  RESPECT  TO  THE  SERVICES,  MATERIALS  AND  EQUIPMENT  PROVIDED
HEREUNDER,  SPRINT  HEREBY  DISCLAIMS  ALL  WARRANTIES,  EXPRESS OR IMPLIED, NOT
EXPLICITLY STATED IN THE AGREEMENT, AND IN PARTICULAR DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

22. ARBITRATION. Any dispute arising out of or relating to the Agreement may, at the option of the Parties, be finally settled by arbitration. If the Parties elect arbitration, such arbitration will be in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1, et. seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, MO metropolitan area.

23. NOTICES. All notices or other communications required or permitted under this Agreement (excluding invoices) will be in writing and sent by: (a) facsimile with a copy sent by regular or overnight mail; or (b) certified mail; or (c) overnight mail; or (d) electronic mail, addressed to the Parties as follows:

       If  to  Sprint:     Sprint  Communications  Company  L.P.
          Attention:  Vice  President-Wholesale  Services
          2002  Edmund  Halley  Drive
          Reston,  VA  20191-3436

       With  copy  to:     Sprint  Communications  Company  L.P.
          Attn:  Law  Dept.  -  Marketing  &  Sales  (Business)
          KSOPHT0101-Z2525
          6391  Sprint  Parkway
          Overland  Park,  KS  66251-2525



       If  to  Customer:
          Attention:
          Email  Address:

24. ASSIGNMENT. Customer may not assign or delegate its responsibilities, duties, rights or obligations under this Agreement to any person, corporation or other entity without the written consent of Sprint, such consent not to be unreasonably withheld.

25.  EXCUSABLE  DELAY.

25.1 Except for the performance of obligations set forth in Paragraphs 17 and 18 of this Agreement, Sprint and Customer agree that neither Party will be responsible for any delay, interruption or other failure to perform hereunder due to acts beyond the control of the responsible Party. Such acts include, but are not limited to, natural disasters such as lightening, earthquakes, hurricanes, floods or other like causes; war, riot, civil commotion; cable cuts; explosion or fire; embargoes, strikes or labor disputes; or decrees of governmental entities.

25.2 The affected Party will give notice to the other Party in the event of any of the foregoing occurrences. Upon such notice, Sprint may cancel or delay performance for as long as such performance is delayed by such occurrence or occurrences, and in such event will have no liability to Customer. Should such occurrence continue for more than 60 days and adversely and materially impact the other party, such other party may terminate this Agreement without liability upon payment for all SERVICEs delivered prior to the date of such termination, plus all other charges and costs then incurred.

26. HEADINGS. The headings set forth in this Agreement are for purposes of reference only and do not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

27. CHOICE OF LAW. This Agreement and all claims relating to the relationship between Sprint and Customer, including all claims in tort, contract, at law or in equity will be governed by, construed, enforced and interpreted in accordance with the laws of the state of Kansas without regard to the choice of law principles thereof.

28. RULES OF CONSTRUCTION. No rule of construction requiring interpretation against the draftsman shall apply in the interpretation of this Agreement.

29. MODIFICATION OF AGREEMENT. This Agreement may be modified only by written amendment, executed by officers of Customer and Sprint. Any oral agreement contrary to the terms of any SERVICE Agreement will not be admissible in any dispute, whether in a court of law or in arbitration.

30. WAIVER OF TERMS. If either Party fails, at any time, to enforce any right or remedy available to it under this Agreement, that failure will not be construed to be a waiver of the right or remedy with respect to any other breach or failure by the other Party.

31. PARTIAL INVALIDITY. In the event any of the provisions of this Agreement are held to be invalid, illegal, or unenforceable, the unaffected provisions of this Agreement will be unimpaired and remain in full force and effect. Sprint and Customer will negotiate to substitute for such invalid, illegal or unenforceable provision a mutually acceptable provision consistent with the original intention of the Parties

32. CUMULATIVE REMEDIES. Except as otherwise provided herein, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity.

33. ENTIRE AGREEMENT. This Agreement, including EXHIBITS, ATTACHMENTS, and the documents and instruments referred to herein, constitutes the entire understanding between the Parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. Customer is not relying upon any representations or promises made by or on behalf of Sprint in entering into this Agreement.

34. EXPIRATION OF OFFER. Sprint's offer to enter into this Agreement shall be withdrawn if the Agreement is not executed by both
Parties  within  45  days  after  the  PROPOSAL  DATE  stated  on  ATTACHMENT A.

EXECUTED  and  made  effective  when  signed  below  by  both  parties.

GTC  TELECOM                       SPRINT COMMUNICATIONS COMPANY L.P.


By:                                          By:
                                   Art  MacDowell
Title:                             Vice  President, Wholesale Services Group

Date:                              Date:

                                   EXHIBIT 1

                                   DEFINITIONS

Capitalized terms appearing in bold print in the Agreement, its EXHIBITS and ATTACHMENTs are defined as follows:

"ACTIVE DEDICATED OUTBOUND PORT" means a Customer access port (DS-0 equivalent) connected to Sprint and activated as Dedicated Outbound Service.

"ANI" means a calling telephone number identification which is forwarded to an IXC by a LEC as a call is placed.

"ASSOCIATED LOCATION" means a physical premise to or from which Sprint provides SERVICE which is: (a) owned or leased by Customer; (b) occupied by a business in which Customer has an equity interest of at least a 25%; or (c) occupied by a franchisee of Customer.

"ATTACHMENT"  means  a  supplement  attached  to,  and a part of, the Agreement.

"BILLING INCREMENT" means a Tariffed or SPRINT SCHEDULED billing increment, unless otherwise stated in ATTACHMENT B.

"CALLING CARD" means a card issued to an END USER in Customer's name containing an authorization code that the END USER may use to originate calls over Sprint's network as provided in EXHIBIT 2.

"CIC"  means  an  IXC  carrier  identification  code.

"CTIS"  means  Sprint's  Carrier  Transport  Invoicing  System.

"DAY RATE PERIOD" means the Tariff or SPRINT SCHEDULE day rate period unless otherwise specified herein.

"DISCOUNT ONE" means a RATE ELEMENT specific discount that (1) is based on Customer's DISCOUNT ONE MONTHLY VOLUME OF SERVICE and (2) is applied to usage at the SERVICE HIERARCHY LEVEL that has been priced at SPRINT WHOLESALE SOLUTION BASE RATES.

"DISCOUNT ONE MONTHLY VOLUME OF SERVICE" means the volume of Customer's monthly usage, at each PRODUCT HIERARCHY LEVEL, for a specific RATE ELEMENT priced at SPRINT WHOLESALE SOLUTION BASE RATES.

"DISCOUNT RATE PERIOD" means the SPRINT SCHEDULE international discount rate period unless otherwise specified herein.

"DISCOUNT THREE" means a RATE ELEMENT specific discount that (1) is based on Customer's DISCOUNT THREE MONTHLY VOLUME OF SERVICE and (2) is applied at the PRODUCT HIERARCHY LEVEL or the SERVICE HIERARCHY LEVEL to interstate or international usage to the LATAs or countries specified in ATTACHMENT C.

"DISCOUNT THREE MONTHLY VOLUME OF SERVICE" means the volume of Customer's monthly usage, at the PRODUCT HIERARCHY LEVEL or SERVICE HIERARCHY LEVEL, of interstate or international minutes to the specific LATAs or countries identified in ATTACHMENT C and priced based on the usage levels and RATE PERIODS specified in ATTACHMENT C.

"DISCOUNT TWO" means a RATE ELEMENT specific discount that (1) is based on Customer's DISCOUNT TWO MONTHLY VOLUME OF SERVICE and (2) is applied to usage at the SERVICE HIERARCHY LEVEL that has been priced at SPRINT WHOLESALE SOLUTION BASE RATES less DISCOUNT ONE discounts.

"DISCOUNT TWO MONTHLY VOLUME OF SERVICE" means the volume of Customer's monthly usage, at the MASTER HIERARCHY LEVEL, of all RESALE SOLUTION SERVICEs, including directory assistance SERVICEs, priced at SPRINT WHOLESALE SOLUTION BASE RATES after the application of DISCOUNT ONE discounts, but prior to the application of DISCOUNT TWO discounts. DISCOUNT TWO MONTHLY VOLUME OF SERVICE does not include SPRINT WHOLESALE SOLUTION SERVICE charges that are not based on usage, Clearline Service charges, Private Line charges, any charge associated with access (dedicated or non-dedicated), facilities charges, any usage related fixed charge, any non-recurring charge such as installation charges, taxes, surcharges, transfer fees, or interest.

"EARLY TERMINATION CHARGE" means the charge imposed for terminating the Agreement prior to expiration of the TERM as provided in Paragraph 5 thereof.

"ECONOMY RATE PERIOD" means the SPRINT SCHEDULE international economy rate period.

"END USER" means a customer of Customer to whom Sprint extends NETWORK EXTENSION SERVICE at a NON-ASSOCIATED LOCATION.

"EVENING RATE PERIOD" means the TARIFF or SPRINT SCHEDULE evening rate period unless otherwise specified herein.

"EXCUSABLE DELAY" means any event that prevents a Party from performing its obligations hereunder and that is beyond the reasonable control and without the fault or negligence of such Party.

"EXHIBIT"  means  a  supplement  attached  to,  and  a  part  of, the Agreement.

"FORWARD PRICING VOLUME OF SERVICE" means the volume of service specified in ATTACHMENT A upon which DISCOUNT TWO discounts may be based as provided in Subparagraph 13.8 of the Agreement.

"INTERSTATE ADJUSTMENT" means the adjustment under Subparagraph 6.2 to the invoice for interstate usage that is based on the level of intrastate usage.

"INTERSTATE ADJUSTMENT RATE" means the rate identified in ATTACHMENT D that is used to determine the INTERSTATE ADJUSTMENT as provided in Subparagraph 6.2.

"IXC"  means  interexchange  carrier.

"LEC"  means  local  exchange  carrier.

"MASTER  HIERARCHY  LEVEL"  means  billing  hierarchy  level  1.

"MAXIMUM NONCOMPLETE TOLL FREE CALL PERCENTAGE" means, for each month, for each SERVICE type, the ratio, expressed as a percentage, of (i) the aggregate number of NONCOMPLETE TOLL FREE CALLs during such period divided by (ii) the aggregate number of Toll Free calls during such period. This percentage shall be calculated at each PRODUCT HIERARCHY LEVEL.

"MAXIMUM NON-BELL TRAFFIC PERCENTAGE" means, for each month, the ratio, expressed as a percentage, of (i) the number of minutes during such period that originate from, or terminate in, a NON-BELL SERVICE AREA, divided by (ii) the total number of minutes during such period. MAXIMUM NON-BELL TRAFFIC PERCENTAGEs will be calculated independently for originating and terminating minutes at the PRODUCT HIERARCHY LEVEL.

"MINIMUM AVERAGE TIME REQUIREMENT" means the minimum average call duration, expressed in minutes, for SERVICEs as specified in ATTACHMENT B. MINIMUM AVERAGE TIME REQUIREMENT calculations will be made at each PRODUCT HIERARCHY LEVEL.

"MINIMUM COMMITMENT" means the minimum monthly usage commitment stated on ATTACHMENT A. The calculation to determine whether Customer has met the MINIMUM COMMITMENT shall be based on Customer's invoiced NET USAGE.

"MINIMUM PORT USAGE" means the minimum NET USAGE for Dedicated Outbound Service stated on ATTACHMENT A that Customer shall generate per ACTIVE DEDICATED OUTBOUND PORT.

"NETWORK EXTENSION SERVICE" means SERVICE that Sprint extends to the NON-ASSOCIATED LOCATION of an END USER.

"NET USAGE" means the monthly amount invoiced for use of a SERVICE net of DISCOUNT ONE, DISCOUNT TWO and DISCOUNT THREE discounts. NET USAGE includes the following as they apply to particular SERVICEs: monthly per-minute usage charges invoiced under the Agreement; route advance charges; real time ANI charges;
switched origination and termination charges; directory assistance charges; MINIMUM AVERAGE TIME REQUIREMENT Surcharges; Noncomplete Call Surcharges;
FONCard  surcharges;  and  LEC  Cap  Surcharges.

"NIGHT/WEEKEND RATE PERIOD" means the TARIFF or SPRINT SCHEDULE night/weekend rate period unless otherwise specified herein.

"NONCOMPLETE TOLL FREE CALL" means an attempted Switched Toll Free, Dedicated Toll Free, or Toll Free Extension call that is not completed to the called number for any reason.

"NON-ASSOCIATED LOCATION" means any physical premise to or from which Sprint provides SERVICE that is not an ASSOCIATED LOCATION.

"NON-BELL SERVICE AREA" means the geographic service area of any "independent" LEC which is not a Bell Operating Company.

"OFF PEAK RATE PERIOD" means (a) the EVENING RATE PERIOD and the NIGHT/WEEKEND RATE PERIOD for interstate traffic and (b) the DISCOUNT RATE PERIOD and ECONOMY RATE PERIOD for international traffic.

"PEAK RATE PERIOD" means (a) the DAY RATE PERIOD for interstate traffic and (b) the STANDARD RATE PERIOD for international traffic.

"PER MINUTE CHARGE" means the per minute charge for SERVICE as set forth in EXHIBIT C based on RATE PERIODS and BILLING INCREMENTs stated in ATTACHMENT B.

"PIC  "  means  primary  interexchange  carrier

"PIC AUTHORIZATION" means an END USER's selection of a PIC that meets the requirements of federal and state law.

"PRIMARY CARRIER" means the IXC designated by Customer as its first routing choice and primary overflow carrier.

"PRIMARY CARRIER SERVICE" means the SERVICE specified in ATTACHMENT A for which Sprint shall be Customer's PRIMARY CARRIER.

"PRODUCT HIERARCHY LEVEL" means the fifth level in the Customer billing hierarchy, and is directly above the SERVICE HIERARCHY LEVEL which ties like SERVICEs together for purposes of reporting. Each PRODUCT HIERARCHY LEVEL is considered independently for calculation and application of DISCOUNT ONE, LEC Cap Surcharges, MINIMUM AVERAGE TIME REQUIREMENT Surcharges, NONCOMPLETE TOLL FREE CALL Surcharges and MINIMUM PORT USAGE Surcharges.

"PROMOTIONAL DISCOUNTS" is a collective reference to DISCOUNT ONE, DISCOUNT TWO, DISCOUNT THREE and INTERSTATE ADJUSTMENTs.

"PROPOSAL DATE" means the date indicated on ATTACHMENT A that the Agreement is offered by Sprint to Customer.

"PROPRIETARY INFORMATION" means (a) written information of a Party which is clearly and conspicuously marked as proprietary or confidential or which is accompanied by written notice that such information is confidential, or (b) a verbal communication which is subsequently confirmed in writing to the other Party as confidential or proprietary information which (i) is maintained in confidence and secrecy by the disclosing Party, (ii) is valuable to the disclosing Party because of such confidence or secrecy, and (iii) is subject to the disclosing Party's reasonable efforts to maintain such confidentiality and secrecy. PROPRIETARY INFORMATION shall not include information which (1) is at any time in the public domain other than through wrongdoing on the part of an entity owing a duty of confidentiality to the disclosing Party, (2) is within legitimate possession of the receiving Party without obligation of confidentiality, (3) is lawfully received from a third party having rights therein without restriction of the right to disseminate the information, (4) is independently developed without breach of any obligation of confidentiality through parties without access to or knowledge of such PROPRIETARY INFORMATION,
(5) is disclosed with prior written approval of the other Party, (6) is transmitted after the disclosing Party has received written notice from the receiving Party that it does not desire to receive further PROPRIETARY INFORMATION, or (7) is obligated to be produced under order of a court of competent jurisdiction.

"RATE ELEMENT" means a jurisdictional element of the rate for a particular SERVICE. For example, Dedicated Outbound rates consist of separate RATE
ELEMENTS for interstate, intrastate, Canada, Mexico domestic, Mexico international, other international, and directory assistance usage.

"RATE PERIODS" is a collective reference to the DAY RATE PERIOD, DISCOUNT RATE PERIOD, ECONOMY RATE PERIOD, EVENING RATE PERIOD, NIGHT/WEEKEND RATE PERIOD, OFF PEAK RATE PERIOD, PEAK RATE PERIOD, and STANDARD RATE PERIOD.

"SERVICE" means the service identified in the EXHIBITS and ATTACHMENTS that Sprint shall provide and Customer shall purchase hereunder.

"SERVICE ELEMENT" means any line, circuit or other unit of a SERVICE. In the case of switched or virtual SERVICEs, "SERVICE ELEMENT" means switched or virtual SERVICES provided at a Customer location.

"SERVICE HIERARCHY LEVEL" means the sixth and lowest level in the Customer's billing hierarchy.

"SPRINT SCHEDULE(S)" means the applicable schedule posted by Sprint on Sprint's web site at www.sprint.com/ratesandconditions, under "Rates for Business."

"SPRINT WHOLESALE FONCARD SERVICE" means a SERVICE consisting of a Sprint authorization code incorporated into Customer's CALLING CARD which, together with Customer's service enhancements, is provided to END USERS for use in originating calls over Sprint's network as provided in EXHIBIT 2.

"SPRINT WHOLESALE SOLUTION BASE RATES" means the prices provided herein for SPRINT WHOLESALE SOLUTION SERVICE.

"SPRINT WHOLESALE SOLUTION SERVICE" means switched SERVICE purchased under the Agreement and invoiced under CTIS.

"STANDARD RATE PERIOD" means the SPRINT SCHEDULE standard rate period for international SERVICE unless otherwise specified herein.

"TARIFF(S)" means any applicable tariff filed by Sprint with a state regulatory commission for intrastate SERVICE. Should Sprint no longer file TARIFFS in order to provide SERVICE, then TARIFF shall mean the standard rate tables and terms and conditions that replace such TARIFFS.

"TERM"  means  the  term  of  the  Agreement as provided in Paragraph 3 thereof.

                                    EXHIBIT 2

                                    SERVICES

The  following  SERVICEs  are  provided  pursuant  to  the  Agreement:

1.  OUTBOUND  SERVICE.

1.1. SPRINT WHOLESALE DEDICATED OUTBOUND AND SPRINT WHOLESALE OUTBOUND EXTENSION. Dedicated Outbound and Outbound Extension as further defined below are provided hereunder for switched outbound traffic with interstate or international termination that originates over dedicated special access (DS-1 or DS-3) circuits.

1.2. SPRINT WHOLESALE DEDICATED OUTBOUND (also referred to herein as Dedicated Outbound). Dedicated Outbound is SERVICE subscribed to, and paid for, by Customer that originates from an ASSOCIATED LOCATION. Dedicated Outbound may be obtained only by a carrier with its own CIC.

1.3. SPRINT WHOLESALE OUTBOUND EXTENSION (also referred to herein as Outbound Extension). Outbound Extension is SERVICE subscribed to, and paid for, by Customer but connected directly to a NON-ASSOCIATED LOCATION.

1.4. SPRINT WHOLESALE SWITCHED OUTBOUND (also referred to herein as Switched Outbound). Switched Outbound is provided hereunder for switched access outbound traffic utilizing Feature Group D protocol having interstate or international termination.

2.  TOLL  FREE  SERVICE.

2.1. SPRINT WHOLESALE DEDICATED TOLL FREE and SPRINT WHOLESALE TOLL FREE EXTENSION. Dedicated Toll Free and Toll Free Extension as further defined below are provided hereunder for Customer switched inbound traffic with interstate or international origination that terminates over dedicated special access (DS-1 or DS-3) circuits.

2.2. SPRINT WHOLESALE DEDICATED TOLL FREE (also referred to herein as Dedicated Toll Free). Dedicated Toll Free is Toll Free SERVICE subscribed to, and paid for, by Customer that terminates to an ASSOCIATED LOCATION. Dedicated Toll Free may be obtained only by a carrier with its own CIC.

2.3. SPRINT WHOLESALE TOLL FREE EXTENSION (also referred to herein as Toll Free Extension). Toll Free Extension is Toll Free SERVICE subscribed to, and paid for, by Customer but connected directly to a NON-ASSOCIATED LOCATION.

2.4.  SPRINT  WHOLESALE  SWITCHED TOLL FREE (also referred to herein as Switched
Toll Free). Switched Toll Free is provided hereunder for switched inbound traffic, terminating on Feature Group D protocol, having interstate or international origination.

2.5.  INTERNATIONAL  TOLL  FREE  ORIGINATION.  International  Toll  Free SERVICE
("ITFS") shall be provided subject to availability. Because of a limited quantity of Toll Free numbers in some countries, Sprint may, as it deems appropriate, after 30 days notice, disconnect any ITFS number which does not generate at least 60 minutes of usage during any period of three consecutive months. ITFS traffic must be terminated directly in the continental U.S. If reorigination occurs, ITFS traffic is subject to foreign PTT interruption and is beyond Sprint's control. ITFS SERVICE shall be provided pursuant to SPRINT SCHEDULE, including rates, discounts and Toll Free number charges, unless otherwise provided herein.

3.  DIRECTORY  ASSISTANCE.

3.1. INTERSTATE. Interstate directory assistance provided hereunder must have a domestic origination over Customer's circuits. Sprint may modify directory assistance prices provided in the Agreement to reflect changes in LEC directory assistance charges.

3.2. INTERNATIONAL. International directory assistance is provided pursuant to SPRINT SCHEDULE. International directory assistance must have a domestic origination over Customer's circuits and request numbers must be located in the countries listed in SPRINT SCHEDULE NO. 1, Section 2.1. International directory assistance may be obtained by calling a Sprint operator who will request the number from the appropriate country's international operator. Sprint may modify directory assistance prices provided in the Agreement to reflect changes in directory assistance charges of other countries.

3.3. TOLL FREE DIRECTORY LISTINGS. Customer's Toll Free numbers shall not be eligible for any toll free directory listing at Sprint's expense.

4.  SPRINT  WHOLESALE  FONCARD  SERVICE.

4.1. SPRINT WHOLESALE FONCARD SERVICE (also referrred to herein as FONCard) consists of an authorization code issued by Sprint which Customer will incorporate into a CALLING CARD. The CALLING CARD, together with Customer provided service enhancements, will be provided in Customer's name to END USERs who may use the card to originate calls over Sprint's network in the contiguous U.S. and selected countries. Sprint will transport Customer's CALLING CARD traffic with the same quality as Sprint FONCard traffic.

4.2. Availability. SPRINT WHOLESALE FONCARD SERVICE is provided subject to (a) availability and compatibility of facilities, (b) Customer fulfillment, and (c) Toll Free access origination, which Customer agrees may be withheld by Sprint in certain LATAs because of facility constraints.

4.3. Activation. Sprint will provide Customer with activated authorization codes to be imprinted on Customer's CALLING CARDS. The codes will be provided within 30 days following Customer's request and notice to Sprint of Customer's fulfillment vendor.

4.4. Toll Free Access. Customer may elect CALLING CARD access to a Sprint operator using either a "Generic" or "Branded" Toll Free access number. The operator response to a Generic Toll Free call will be similar to: "Long Distance, may I help you?" Calls to a Branded access number will be answered by an operator assigned exclusively to Customer. Operator response to Branded access calls will be similar to: "(Customer) Long Distance Operator."

Customer shall pay a non-recurring charge for establishing account access as provided in ATTACHMENT B.

4.5. Service Representative. Sprint will designate a representative to provide Customer service. This representative will not be available for direct contact by END USERs.

4.6. Non-Emergency Deactivation. Sprint will advise Customer of the process for requesting non-emergency deactivation of an authorization code. Sprint may periodically deactivate unused authorization codes to minimize potential fraud. Sprint will notify Customer of any such deactivation. Emergency deactivation is provided for in Subparagraph 4.9 of this ATTACHMENT.

4.7. Remedy for Service Failure. Notwithstanding anything to the contrary in Subparagraph 4.1(e) of the Agreement, Customer's sole and exclusive remedy for failure of a particular SPRINT WHOLESALE FONCARD SERVICE shall be discontinuation of the affected SERVICE subject to Paragraph 25 of the Agreement.

4.8. Customer Obligations. Customer shall, at Customer's expense: (a) design, manufacture and distribute its CALLING CARDS; (b) solicit END USERs in its own name in compliance with Paragraph 8 of the Agreement; (c) address END USER service requests; (d) determine END USER creditworthiness; (e) define its relationship with END USERs relative to its CALLING CARD service by tariff or contract; (f) provide CALLING CARD fulfillment using a bonded fulfillment vendor; (g) supply its fulfillment vendor with necessary END USER information;
(h) maintain its own END USER data base; (i) provide END USER customer service, billing and collection; (j) maintain its own END USER customer service number, which shall be printed on each CALLING CARD; (k) establish internal CALLING CARD management procedures; (l) monitor for fraud and code abuse; and (m) cooperate and interface with Sprint to prevent fraud or code abuse as provided herein.

Customer shall provide Sprint with all order authorizations, service applications and information that Sprint requires to establish and maintain SPRINT WHOLESALE FONCARD SERVICE and proper invoicing.

Customer shall be liable for (a) all usage charged to an activated authorization code after the code is provided to Customer or its agent, (b) non payment by END USERs, and (c) billing adjustments granted to END USERs as provided in Subparagraph 11.6 of the Agreement.

Customer shall indemnify and hold Sprint harmless from any claim or damages resulting from Sprint's deactivation of an authorization code at Customer's request.

4.9. Code Abuse; Fraud; Emergency Deactivation. Sprint and Customer will cooperate to deter CALLING CARD fraud and code abuse. Sprint will monitor usage of Customer CALLING CARDS to detect fraud or code abuse in the same manner that it monitors FONCard usage of its own customers. This activity will not create any liability on the part of Sprint resulting from code abuse or fraud. Customer shall be liable for all usage charged to an activated authorization code that results from fraud or code abuse.
Sprint will notify Customer of (a) the process Customer may use to obtain emergency deactivation of a lost or stolen CALLING CARD and (b) the process Sprint will use to notify Customer of suspected fraud or code abuse.

Customer shall maintain a 7 day per week, 24 hour per day, contact that Sprint will immediately notify if fraud or code abuse is suspected. Customer shall advise Sprint within 30 minutes after receiving such notice whether it wants the authorization code deactivated. If Sprint is unable to reach Customer's contact, or if Customer fails to respond to Sprint's notice within 30 minutes, Sprint may, in its discretion, deactivate the authorization code and advise Customer of its actions. Sprint shall incur no liability for such deactivation.

Sprint shall be liable for calls charged to an authorization code after a period of 4 hours following an appropriate emergency deactivation request.

Requests for credit pursuant to this subparagraph shall be supported by appropriate documentation. Sprint will investigate and, in its discretion, either approve or reject such requests. Notwithstanding anything in Paragraph 18 of the Agreement, the amount of any credit request under this subparagraph shall not be deducted as a disputed charge prior to payment of an invoice.

5.0. ANI Screening Suppression. In the event Sprint provides ANI Screening Suppression (ANI-S-S) to any of the Parties executing this Agreement below, such
Party: (i) agrees that all fraud monitoring is disabled, therefore, Party accepts full responsibility for any and all fraud liability; (ii) will not utilize the same trunk for both reseller equal access traffic and resale cellular traffic, (iii) will block access to any and all Sprint 800 access numbers as well as 10333 access, if technically capable, and (iv) agrees that the following restrictions apply to ANI Screening Suppression:

- Is only supported on dedicated FGD originations for Sprint Wholesale Dedicated Outbound and Sprint Wholesale Dedicated Extension services
- Renders reseller ineligible for products and services that require Feature Look-Ups to the SCP
-     Disallows  fraud  blocks  -  applies  to  entire  switch/trunk  group
-     Supports  only  domestic  ANI  delivery
- Does not support ANI based features such as Class Of Service, Account Code, Bong Off, and ANI routing, to include OPART


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